Exhibit 99.1

Tower Group International, Ltd. Enters into Agreement to Acquire

American Safety Reinsurance, Ltd. from Fairfax Financial Holdings Limited

Operations of American Safety Reinsurance, Ltd. to be Combined

with Tower’s Bermuda Reinsurer, Tower Reinsurance, Ltd.

HAMILTON, BERMUDA – June 3, 2013 — Tower Group International, Ltd. (NASDAQ: TWGP) announced today that it has entered into an agreement to acquire American Safety Reinsurance, Ltd. (ASRe), the Bermuda-based reinsurance subsidiary of American Safety Insurance Holdings, Ltd. (ASI), from Fairfax Financial Holdings Limited (Fairfax Financial) for approximately $59 million. The purchase of ASRe is expected to close in the second half of 2013, following the completion of Fairfax Financial’s acquisition of ASI. Following the close of the transaction, the operations and employees of ASRe will be combined with Tower’s Bermuda reinsurer, Tower Reinsurance, Ltd. (Tower Re).

“The acquisition of ASRe enables us to diversify and expand our specialty reinsurance business and clients as well as to accelerate our development of our newly formed Bermuda reinsurance business platform needed to support this growing business,” said Michael H. Lee, Tower’s President and Chief Executive Officer. “ASRe’s specialty casualty-focused reinsurance business will complement and further diversify Tower Re’s existing business, which is primarily comprised of qualifying quota share reinsurance treaty business for Lloyd’s syndicates and property retrocessional excess quota share business underwritten with select partners. We will also benefit from the addition of ASRe’s experienced casualty underwriting, support staff and extensive network of reinsurance brokers and specialty insurance company clients in the U.S. We expect this acquisition to generate approximately $40 million of premiums and be modestly accretive to Tower’s earnings in 2013, with a growing profit contribution beginning in 2014.”

Tower Re was established in the first quarter of 2013 following the successful completion of the merger between Tower Group, Inc. and Canopius Holdings Bermuda Limited, which was renamed Tower Group International, Ltd. and became the ultimate parent company. Tower Re is a specialty reinsurance company that provides a range of reinsurance products to Lloyd’s syndicates and to select insurance companies in the U.S and Bermuda.

About Tower Group International, Ltd.

Tower Group International, Ltd. is a Bermuda-based global diversified insurance holding company and is listed on the NASDAQ Global Select Market under the symbol TWGP. Through our insurance and reinsurance subsidiaries in the U.S. and Bermuda, collectively referred to as Tower Group Companies and rated A- (Excellent) by A.M. Best, we deliver a broad range of commercial, personal and specialty insurance products and services in the U.S. and specialty reinsurance products globally through our distribution and underwriting partners.

For more information, visit Tower’s website at http://www.twrgrpintl.com/

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2012, and its subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact Information:

Bernie Kilkelly

Managing Vice President, Investor Relations

Tower Group International, Ltd.

212-655-8943

bkilkelly@twrgrp.com